UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

May 1, 2019

__________

INTEGRATED BIOPHARMA, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-31668	22-2407475
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

225 Long Avenue

Hillside, New Jersey 07205

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(973) 926-0816

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2019, Mr. E. Gerald Kay notified the Board of Directors (the “Board”) of Integrated Biopharma, Inc. (the “Company”) that he has resigned as the Company’s Chief Executive Officer effective immediately. At a Board of Directors Meeting (the “Meeting”) held on May 1, 2019, the Board accepted Mr. Kay’s resignation as Chief Executive Officer. Mr. Kay will continue to serve as the Chairman of the Board.

At the Meeting, the Board appointed Ms. Christina Kay and Mrs. Riva Sheppard as Co-Chief Executive Officers, effective immediately. Ms. Kay and Mrs. Sheppard will continue to serve as members of the Board. As a result of the appointment, Ms. Kay and Mrs. Sheppard have resigned as Executive Vice Presidents of the Company. The Company has not appointed any other individuals to serve in those positions.

Biographical information, including family relationships, and transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K, regarding Ms. Kay and Mrs. Sheppard, are disclosed in the Proxy Statement of the Company filed with the Securities and Exchange Commission on October 29, 2018, and are incorporated by reference herein.

There were no changes in compensatory arrangements as a result of these changes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

99.1	Press Release dated May 6, 2019.

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated May 6, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED BIOPHARMA, INC.

Date: May 6, 2019	By: /s/ Christina Kay
Christina Kay
Co-Chief Executive Officer